DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number
Dean Heller Secretary of State State of Nevada	20050248704-72 Filing Date and Time 06/24/2005 8:40 AM Entity Number E0400822005-1

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	GUANO DISTRIBUTORS, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Presidential Services Incorporated Name 1802 N. Carson St. Ste 212 — Carson City — NEVADA 89701 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 25,000,000 Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Kevin Wessell Name 1802 N. Carson St. Ste 212 — Carson City — NV — 89701 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Presidential Services Incorporated — [signature] Kevin Wessell — President of Name — Signature — Presidential Services Incorporated 1802 N. Carson St. Ste 212 — Carson City — NV — 89701 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Kevin Wessell — JUNE 24, 2005 Authorized Signature of R. A. or On Behalf of R. A. Company — Date President of Presidential Services Incorporated

This form must be accompanied by appropriate fees. See attached fee schedule.